SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:    March 9, 2004

State Street Corporation
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-5108	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

225 Franklin Street, Boston, Massachusetts	02110
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:   (617) 786-3000

Item 5.    Other Events.

            State Street Corporation and its subsidiaries (“State Street”) are broadly involved with the mutual fund industry, and governmental agencies have sought information from State Street in connection with investigations relating to that industry. In September 2003, the U.S. Securities and Exchange Commission (“SEC”) disseminated letters throughout the industry requesting information about market timing and late trading activities. State Street responded to that request and since then has engaged in exchanges of requests and information with the SEC. Other regulatory agencies, including the U.S. Department of Labor (“DOL”), have also distributed broad requests for information relating to market timing and late trading activities. On Friday, March 5, 2004, State Street Corporation and some of its subsidiaries received subpoenas from the SEC seeking additional information. State Street continues to respond to the SEC and to the requests received from the DOL.

Signatures

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

By: /s/Frederick P. Baughman
Name:	Frederick P. Baughman
Title:	Senior Vice President, Controller and Chief Accounting Officer

Date:  March 9, 2004

2